Exhibit 99.1

Unaudited Proforma Consolidated Balance Sheet

June 30, 2017

(in thousands)

	Commerce Union Bancshares, Inc. Historical	Community First, Inc. Historical	Stock Issuance		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$26,551	$39,161	$23,213	a	$(4,500)	b	$84,425
Time deposits in other financial institutions	-	23,558	-		-		23,558
Securities available for sale	184,789	72,726	-		-		257,515
Loans, net of unearned income	719,834	308,195	-		(6,934)	c	1,021,095
Allowance for loan losses	(9,385)	(3,708)	-		3,708	d	(9,385)
Loans, net	710,449	304,487	-		(3,226)		1,011,710
Mortgage loans held for sale, net	12,031	84	-		-		12,115
Accrued interest receivable	4,298	974	-		-		5,272
Premises and equipment, net	9,721	10,630	-		-		20,351
Restricted equity securities, at cost	7,155	1,727	-		-		8,882
Other real estate, net	-	2,788	-		(1,072)	e	1,716
Cash surrender value of life insurance contracts	29,203	10,523	-		-		39,726
Deferred tax assets, net	2,498	10,178	-		(2,965)	f	9,711
Goodwill	11,404	-	-		28,954	g	40,358
Core deposit intangibles	1,404	733	-		3,390	h	5,527
Other assets	4,447	2,068	-		-		6,515

TOTAL ASSETS	$1,003,950	$479,637	$23,213		$20,581		$1,527,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$840,014	$426,278	$-		$921	i	$1,267,213
Accrued interest payable	167	395	-		-		562
Borrowings	44,910	16,841	-		(4,469)	j	57,282
Dividends payable	941	-	-		-		941
Other liabilities	5,329	3,516	-		-		8,845

TOTAL LIABILITIES	891,361	447,030	-		(3,548)		1,334,843

STOCKHOLDERS’ EQUITY
Common stock	7,840	43,186	1,137	a	(40,769)	k	11,394
Additional paid-in capital	89,746	-	22,076	a	56,569	k	168,391
Retained earnings (deficit)	15,516	(8,678)	-		6,428	l	13,266
Accumulated other comprehensive loss	(513)	(1,901)	-		1,901	m	(513)

TOTAL STOCKHOLDERS’ EQUITY	112,589	32,607	23,213		24,129		192,538

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,003,950	$479,637	$23,213		$20,581		$1,527,381

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Unaudited Proforma Consolidated Income Statement

For the Six Months ended June 30, 2017

(in thousands)

	Commerce Union Bancshares, Inc. Historical	Community First, Inc. Historical	Pro Forma Adjustments		Pro Forma Combined
INTEREST INCOME
Interest and fees on loans	$16,324	$7,630	$314	c	$24,268
Interest on investment securities, taxable	335	874	-		1,209
Interest on investment securities, nontaxable	1,774	4	-		1,778
Federal funds sold and other	244	328	-		572

TOTAL INTEREST INCOME	18,677	8,836	314		27,827

INTEREST EXPENSE
Deposits	1,985	1,027	(307)	i	2,705
Borrowings	218	315	118	j	651

TOTAL INTEREST EXPENSE	2,203	1,342	(189)		3,356

NET INTEREST INCOME	16,474	7,494	503		24,471

PROVISION FOR LOAN LOSSES	655	55	-		710

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,819	7,439	503		23,761

NONINTEREST INCOME
Service charges on deposit accounts	627	872	-		1,499
Gains on mortgage loans sold, net	1,180	100	-		1,280
Other	563	242	-		805

TOTAL NONINTEREST INCOME	2,370	1,214	-		3,584

NONINTEREST EXPENSE
Salaries and employee benefits	8,754	3,532	-		12,286
Occupancy	1,632	695	-		2,327
Information technology	1,192	808	-		2,000
Other noninterest expense	2,559	1,725	135	h	4,419

TOTAL NONINTEREST EXPENSE	14,137	6,760	135		21,032

INCOME BEFORE PROVISION FOR INCOME TAXES	4,052	1,893	368		6,313

INCOME TAX EXPENSE	699	665	141	n	1,505

CONSOLIDATED NET INCOME	3,353	1,228	227		4,808

NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	892	-	-		892

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,245	$1,228	$227		$5,700

Basic net income attributable to common shareholders, per share	$0.55	$0.25			$0.50
Diluted net income attributable to common shareholders, per share	$0.54	$0.25			$0.50

Weighted average common shares outstanding
Basic	7,758,408	4,995,755			11,298,366
Diluted	7,854,841	4,995,755			11,394,799

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Unaudited Proforma Consolidated Statement of Income

For the Year Ended December 31, 2016

(in thousands, except for per share amounts)

	Commerce Union Bancshares, Inc. Historical	Community First, Inc. Historical	Pro Forma Adjustments		Pro Forma Combined
INTEREST INCOME
Interest and fees on loans	$32,678	$14,968	$782	c	$48,428
Interest on investment securities, taxable	724	1,921	$-		2,645
Interest on investment securities, nontaxable	2,211	22	$-		2,233
Federal funds sold and other	402	461	$-		863

TOTAL INTEREST INCOME	36,015	17,372	$782		54,169

INTEREST EXPENSE
Deposits	2,649	1,981	$(614)	i	4,016
Borrowings	714	785	$235	j	1,734

TOTAL INTEREST EXPENSE	3,363	2,766	$(379)		5,750

NET INTEREST INCOME	32,652	14,606	$1,161		48,419

PROVISION FOR LOAN LOSSES	968	(632)	$-		336

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	31,684	15,238	$1,161		48,083

NONINTEREST INCOME
Service charges on deposit accounts	1,239	1,897	-		3,136
Gains on mortgage loans sold, net	6,317	195	-		6,512
Gain on acquisition of subordinated debentures	-	2,500	-		2,500
Other	1,244	768	-		2,012

TOTAL NONINTEREST INCOME	8,800	5,360	-		14,160

NONINTEREST EXPENSE
Salaries and employee benefits	18,256	7,450	-		25,706
Occupancy	3,174	1,373	-		4,547
Information technology	2,486	2,023	-		4,509
Other operating	6,458	3,413	275	h	10,146

TOTAL NONINTEREST EXPENSE	30,374	14,259	275		44,908

INCOME BEFORE PROVISION FOR INCOME TAXES	10,110	6,339	886		17,335

INCOME TAX EXPENSE	2,213	2,347	339	n	4,899

CONSOLIDATED NET INCOME	7,897	3,992	547		12,436

Noncontrolling interest in net (income) loss of subsidiary	1,039	-	-		1,039
Preferred stock dividends	-	4,168	-		4,168

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$8,936	$8,160	$547		$17,643

Basic net income attributable to common shareholders, per share	$1.18	$1.97			$1.65
Diluted net income attributable to common shareholders, per share	$1.16	$1.97			$1.63

Weighted average common shares outstanding
Basic	7,586,993	4,137,656			10,714,206
Diluted	7,691,493	4,137,656			10,818,706

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements and explanatory notes have been prepared to illustrate the effects of the merger involving Commerce Union and Community First under the acquisition method of accounting with Commerce Union treated as the acquirer and a private offering of Commerce Union common stock. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of Community First, as of the effective date of the merger, will be recorded by Commerce Union at their respective fair values and the excess of the merger consideration over the fair value of Community First’s net assets will be allocated to goodwill.

The merger, which is currently expected to be completed in the first quarter of 2018, provides for Community First common shareholders to receive 0.481 shares of Commerce Union common stock for each share of Community First common stock they hold immediately prior to the merger. Based on the closing sale price of shares of Commerce Union common stock on the Nasdaq Capital Market on August 22, 2017 of $24.40, the last trading day before the public announcement of the signing of the merger agreement, the value of the merger consideration per share of Community First common stock was $11.74.

The pro forma allocation of the purchase price reflected in the unaudited pro forma condensed combined financial statements are subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) Community First’s balance sheet through the effective time of the merger; (ii) the aggregate value of merger consideration paid if the price of shares of Commerce Union common stock varies from the assumed $24.40 per share, which represents the closing share price of Commerce Union common stock on August 22, 2017; (iii) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both Commerce Union and Community First are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

NOTE 2 – PRO FORMA ADJUSTMENTS

The following estimated adjustments were made to the pro forma financial statements:

a.

Confidentially marketed private offering of 1,137,000 shares of Commerce Union common stock, par value $1.00 per share, at a price of $22 per share, shown net of a 6% placement agent fee and $300,000 in other offering related expenses.

b.	Represents estimated future merger related expenses. The total is assumed to be shared equally by Commerce Union and Community First.

c.

To adjust Community First’s loan portfolio to estimated fair value which is composed of two components, the expected credit loss component, which amounts to an estimated $4,623, and the component that considers current interest rates and liquidity, which amounts to an estimated $2,311 and is accretable in income over five years using the sum of the digits method. The estimated fair value adjustment aggregates an estimated adjustment of 2.25% of the outstanding loan balance of Community First.

d.	Elimination of Community First’s allowance for loan losses. Estimated credit losses in the Community First loan portfolio are included in the loan valuation adjustment described in note c.

e.	To adjust Community First’s other real estate to estimated fair value.

f.

To recognize estimated deferred tax liabilities of $1,018 related to fair value adjustments and the core deposit intangible based on Commerce Union’s blended federal and state statutory tax rate of 38.29% and to reduce the existing Community First net deferred tax asset by $1,954 representing the estimated portion of state net operating loss carryforwards that will not be available to Commerce Union.

g.

To recognize goodwill equal to the excess of consideration paid by Commerce Union over the net fair value of Community First assets and liabilities acquired. Goodwill will not be amortized for accounting purposes but will be tested for impairment at least annually, which may result in impairment losses in future periods.

h.

To recognize a core deposit intangible asset related to deposit customer relationships acquired of $4,123, estimated based on 1.5% of Community First’s transaction accounts as of June 30, 2017, and remove the existing Community First core deposit intangible asset of $733. The amortization expense of the newly created core deposit intangible asset is based on the straight line method over a 10 year period.

i.

To adjust Community First’s time deposits to estimated fair value and accrete the adjustment as a reduction of interest expense based on the straight line method over the estimated remaining life of 1.5 years.

j.

To adjust Community First’s trust preferred securities to estimated fair value and amortize the adjustment to interest expense on borrowings based on the straight line method over the estimated remaining life of 19 years.

k.	To remove Community First common stock and record Commerce Union common stock issued as merger consideration at par value of $2,417 and additional paid in capital of $56,569.

l.	To remove the deficit of Community First and reduce retained earnings for Commerce Union’s share of estimated future merger expenses of $2,250.

m.	To remove the accumulated other comprehensive loss of Community First.

n.	To recognize income tax expense related to the effect of pro forma adjustments on pre-tax income using Commerce Union’s blended federal and state statutory income tax rate of 38.29%.

NOTE 3 – PRELIMINARY PURCHASE PRICE ALLOCATION

Measurement of the acquisition consideration is based on the market price of Commerce Union common stock as of August 22, 2017 multiplied by the number of common shares to be issued in the merger. The consideration is allocated to the estimated fair values of assets acquired and liabilities assumed, with any remaining excess recorded as goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available. The preliminary purchase price allocation is as follows:

Community First's outstanding shares August 22, 2017	5,025,884
Exchange ratio	0.481
Shares of common stock to be issued	2,417,450
Market price of common stock on August 22, 2017	$24.40
Estimated fair value of common stock issued	58,986
Estimated fair value of stock options issued	-
Total consideration	58,986

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	60,469
Investment securities available for sale	72,726
Loans	301,261
Premises and equipment	10,630
Deferred tax asset, net	7,213
Cash surrender value of life insurance	10,523
Other real estate	1,716
Core deposit intangible	4,123
Other assets	4,853
Deposits	(427,199)
Borrowings	(12,372)
Other liabilities	(3,911)
Total fair value of net assets acquired	30,032
Preliminary Pro Forma Goodwill	$28,954